Exhibit 4.11

EXECUTION VERSION

$305,000,000

GETCO Financing Escrow LLC

8.250% Senior Secured Notes due 2018

Joinder to Registration Rights Agreement

July 1, 2013

JEFFERIES LLC

As Representative of the

Initial Purchasers

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated as of June 5, 2013, among GETCO Financing Escrow LLC (the “Company”) and Jefferies LLC, as representative of the Initial Purchasers. Capitalized terms used in this joinder agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

The undersigned, KCG Holdings, Inc. (“KCG”), hereby agrees to accede to the terms of, and assume all of the obligations of the Company set forth in, the Registration Rights Agreement, as though KCG had entered into the Registration Rights Agreement on the Closing Date and been named as the “Company” therein. KCG agrees that such obligations include, without limitation, (a) all of the obligations of the Company to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Company’s indemnification and other obligations contained in Section 9 of the Registration Rights Agreement. KCG acknowledges and agrees that all references to the Company in the Registration Rights Agreement shall include KCG and that KCG shall be bound by all provisions of the Registration Rights Agreement containing such references.

The undersigned Guarantors hereby agree, on a joint and several basis, to accede to the terms of the Registration Rights Agreement and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though the undersigned Guarantors had entered into the Registration Rights Agreement on the Closing Date and been named as “Guarantors” therein. The undersigned Guarantors agree that such obligations include, without limitation, (a) all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Guarantors’ indemnification and other obligations contained in Section 9 of the Registration Rights Agreement. Each of the undersigned Guarantors acknowledges and agrees that all references to the Guarantors in the Registration Rights Agreement shall include the undersigned Guarantors and that the undersigned Guarantors shall be bound by all provisions of the Registration Rights Agreement containing such references.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

This joinder agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

[Signature Pages Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this joinder agreement as of the date first written above.

KCG Holdings, Inc.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Secretary

GETCO Holding Company, LLC, as Guarantor

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Authorized Person

GETCO Trading, LLC, as Guarantor

By:	/s/ Alex Sadowski
Name:	Alex Sadowski
Title:	Manager

Global Colocation Services LLC, as Guarantor
By GETCO Holding Company, LLC, its sole member

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Authorized Person

Blink Trading, LLC, as Guarantor

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Manager and General Counsel

Knight Capital Group, Inc., as Guarantor

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel & Secretary

Knight Capital Holdings LLC, as Guarantor

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel & Secretary

Knight Fixed Income Holdings LLC, as Guarantor

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel & Secretary

Knight Hotspot FX LLC, as Guarantor

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel & Secretary

Knight Libertas Holdings LLC, as Guarantor

By:	/s/ John Hestvik
Name:	John Hestvik
Title:	Managing Director

Knight Quantitative Trading LLC, as Guarantor

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel & Secretary

Hotspot FX Holdings, Inc., as Guarantor

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel & Secretary